EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated October 2, 2015 with respect to the audited financial statements of Heavenstone Corp. for the period from July 14, 2014 (inception) through June 30, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

October 2, 2015